SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On October 23, 2012, we executed a letter agreement (the “Termination Agreement”) with RHEI Pharmaceuticals HK Ltd. (“RHEI”) to terminate the License Agreement dated June 30, 2010 and its addendums dated July 20, 2011 and October 12, 2010 in relation to the license rights for the product DermSafe in Europe. We received $300,000 under the License Agreement with a balance of $200,000 that remained owing. Under the Termination Agreement, in exchange for a waiver of the remaining $200,000 and all other claims that we might have, RHEI agreed to transfer to us the regulatory approval obtained in Belgium for the product DermSafe. As a further result of the Termination Agreement, the license granted to RHEI to pursue the marketing, manufacture or sale of DermSafe has been cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett
Chief Executive Officer

Date: October 24, 2012

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